Exhibit 23.1

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Amarin Corporation plc of our report dated 31 March 2004, except as to the information presented in notes 1(a), 40(1), 40(B), 40(E) and 41, for which the date is 13 December 2004, relating to the financial statements which appear in Amarin Corporation plc's Form 20-F as amended for the year ended 31 December 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Cambridge, England
30 December 2004